Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating Revenues:
Electric	$1,661	$1,622
Natural gas	515	475
Total operating revenues	2,176	2,097
Operating Expenses:
Fuel and purchased power	433	502
Natural gas purchased for resale	171	169
Other operations and maintenance	491	485
Depreciation and amortization	398	367
Taxes other than income taxes	151	144
Total operating expenses	1,644	1,667
Operating Income	532	430
Other Income, Net	90	85
Interest Charges	204	175
Income Before Income Taxes	418	340
Income Taxes	60	50
Net Income	358	290
Less: Net Income Attributable to Noncontrolling Interests	1	1
Net Income Attributable to Ameren Common Shareholders	$357	$289

Earnings per Common Share - Basic	$1.29	$1.07

Earnings per Common Share – Diluted	$1.28	$1.07

Weighted-average Common Shares Outstanding – Basic	276.5	270.0
Weighted-average Common Shares Outstanding – Diluted	278.4	271.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$13	$13
Accounts receivable - trade (less allowance for doubtful accounts)	703	665
Unbilled revenue	298	415
Miscellaneous accounts receivable	175	107
Inventories	733	774
Current regulatory assets	434	387
Other current assets	211	210
Total current assets	2,567	2,571
Property, Plant, and Equipment, Net	40,471	39,313
Investments and Other Assets:
Nuclear decommissioning trust fund	1,478	1,526
Goodwill	411	411
Regulatory assets	2,674	2,524
Pension and other postretirement benefits	991	977
Other assets	1,254	1,154
Total investments and other assets	6,808	6,592
TOTAL ASSETS	$49,846	$48,476
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$1,123	$973
Short-term debt	1,178	643
Accounts and wages payable	733	1,254
Interest accrued	179	229
Customer deposits	239	238
Other current liabilities	674	570
Total current liabilities	4,126	3,907
Long-term Debt, Net	19,003	18,214
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	5,311	5,181
Regulatory liabilities	6,251	6,255
Asset retirement obligations	864	849
Other deferred credits and liabilities	606	540
Total deferred credits and other liabilities	13,032	12,825
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	8,114	8,106
Retained earnings	5,441	5,292
Accumulated other comprehensive loss	(2)	—
Total shareholders’ equity	13,556	13,401
Noncontrolling Interests	129	129
Total equity	13,685	13,530
TOTAL LIABILITIES AND EQUITY	$49,846	$48,476

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2026	2025
Cash Flows From Operating Activities:
Net income	$358	$290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	417	395
Amortization of nuclear fuel	21	20
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and tax credits, net	56	116
Allowance for equity funds used during construction	(31)	(16)
Stock-based compensation costs	8	7
Other	9	7
Changes in assets and liabilities	(422)	(393)
Net cash provided by operating activities	421	431
Cash Flows From Investing Activities:
Capital expenditures	(1,574)	(1,064)
Nuclear fuel expenditures	(22)	(18)
Purchases of securities – nuclear decommissioning trust fund	(87)	(107)
Sales and maturities of securities – nuclear decommissioning trust fund	76	93
Other	(7)	9
Net cash used in investing activities	(1,614)	(1,087)
Cash Flows From Financing Activities:
Dividends on common stock	(208)	(191)
Dividends paid to noncontrolling interest holders	(1)	(1)
Short-term debt, net	534	108
Maturities of long-term debt	(350)	(300)
Issuances of long-term debt	1,297	1,099
Issuances of common stock	12	13
Employee payroll taxes related to stock-based compensation	(14)	(13)
Debt issuance costs	(12)	(11)
Net cash provided by financing activities	1,258	704
Net change in cash, cash equivalents, and restricted cash	65	48
Cash, cash equivalents, and restricted cash at beginning of year(a)	420	328
Cash, cash equivalents, and restricted cash at end of period(b)	$485	$376
(a)Includes $13 million of cash and cash equivalents and $407 million of restricted cash as of December 31, 2025.
(a)Includes $13 million of cash and cash equivalents and $472 million of restricted cash as of March 31, 2026.